EXHIBIT 4.2
                                                                     -----------

                         SUBSEQUENT TRANSFER INSTRUMENT

         Pursuant to this Subsequent Transfer Instrument, dated June 12, 1998 (the "Instrument"), between Salomon Brothers Mortgage Securities VII, Inc. as seller (the "Depositor"), and U.S. Bank National Association as trustee of the Salomon Brothers Mortgage Securities VII, Inc. Asset- Backed Floating Rate Certificates, Series 1998-NC2, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, New Century Mortgage Corporation as master servicer and the Trustee as trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee, on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

                   Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                   Section 1.  CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

                   (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

                   (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Master Servicer as seller, to the extent of the Subsequent Mortgage Loans, a copy of which agreement is annexed hereto as Attachment G.

                   (c) Additional terms of the sale are set forth on Attachment A hereto.

                   Section 2. REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT.

                   (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.11 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

                   (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                   Section 3.  RECORDATION OF INSTRUMENT.

                   To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                   Section 4.  GOVERNING LAW.

                   This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                   Section 5.  COUNTERPARTS.

                   This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

                   Section 6.  SUCCESSORS AND ASSIGNS.

                   This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.


                                    SALOMON BROTHERS MORTGAGE
                                    SECURITIES VII, INC.


                                    By:   /s/ Matthew R. Bollo
                                       --------------------------------
                                    Name:     Matthew R. Bollo
                                    Title:    Assistant Vice President



                                    U.S. BANK NATIONAL ASSOCIATION,
                                    as Trustee for Salomon Brothers Mortgage
                                    Securities VII, Inc., Asset-Backed
                                    Floating Rate Certificates, Series 1998-NC2


                                    By:   /s/ Eve D. Kaplan
                                       --------------------------------
                                    Name:     Eve D. Kaplan
                                    Title:    Vice President



ATTACHMENTS
-----------

A.       Additional terms of sale.
B.       Schedule of Subsequent Mortgage Loans.
C.       Depositor's Officer's certificate.
D.       Opinions of Depositor's counsel (bankruptcy, corporate).
E.       Trustee's Certificate.
F.       Opinion of Trustee's Counsel.
G.       Subsequent Mortgage Loan Purchase Agreement.

                                  ATTACHMENT A
                                  ------------

                            ADDITIONAL TERMS OF SALE

         A.   General

              1.  Subsequent Cut-off Date: June 1, 1998
              2.  Subsequent Transfer Date: June 12, 1998
              3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date: $11,800,103.13
              4.  Purchase Price:  100.00%

         B. Solely for purposes of this Section and Section D below, all references to Subsequent Cut-off Date shall mean May 1, 1998. Any payments due on June 1, 1998 with respect to the Subsequent Mortgage Loans will be retained by the Mortgage Loan Seller. The following representations and warranties with respect to each Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date shall be true and correct: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; (ii) the stated term to maturity of the Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 95.00%; (v) the Subsequent Mortgage Loans will have as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 3 months; (vi) no Subsequent Mortgage Loan shall have a Mortgage Rate less than 6.00% or greater than 16.00%; (vii) the Subsequent Mortgage Loan will have been serviced by the Master Servicer since origination or purchase by the Depositor; (viii) the Subsequent Mortgage Loan must have a first Monthly Payment due on or before July 1, 1998; and (ix) the Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under the section "The Mortgage Pool--Underwriting Standards; Representations" in the Prospectus Supplement.

         C. Following the purchase of the Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (including the related Subsequent Mortgage Loans) will as of the end of the Funding Period: (i) have a weighted average original term to stated maturity of not less than 350 months and not more than 360 months; (ii) have a weighted average Mortgage Rate of not less than 9.67% and not more than 9.73% by aggregate principal balance of the Mortgage Loans; (iii) have a weighted average Loan-to-Value Ratio of not more than 75.50%, by aggregate principal balance of the Mortgage Loans; (iv) have no Mortgage Loan with a principal balance in excess of $1,200,000 and (v) have a weighted average Gross Margin not less than 6.63%.

         D. Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by either Rating Agency if the inclusion of any such Subsequent Mortgage Loans would adversely affect the ratings of any Class of Certificates.

                                  ATTACHMENT B
                                  ------------

                      SCHEDULE OF SUBSEQUENT MORTGAGE LOANS
                                [Filed by paper]

                                  ATTACHMENT C
                                  ------------

                              OFFICER'S CERTIFICATE

                 Salomon Brothers Mortgage Securities VII, Inc.
                     Asset-Backed Floating Rate Certificates
                                 Series 1998-NC2


         I, Matthew R. Bollo, hereby certify that I am a duly elected Assistant Vice President of Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"), a Delaware corporation, and further, to the best of my knowledge and after due inquiry, as follows:

         Each condition precedent and representation and warranty specified in
     Section 2.11 of the Pooling and Servicing Agreement, dated as of May 1, 1998, among the Depositor, New Century Mortgage Corporation as Master Servicer and U.S. Bank National Association as Trustee (the "Pooling and Servicing Agreement") and each condition precedent specified in the Subsequent Transfer Instrument has been satisfied by the Depositor.

         Capitalized terms not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:   June __, 1998


                                       SALOMON BROTHERS MORTGAGE
                                       SECURITIES VII, INC.


                                       By: /s/ Matthew R. Bollo
                                          -----------------------------
                                       Name:   Matthew R. Bollo
                                       Title:  Assistant Vice President

                                  ATTACHMENT D
                                  ------------





                                                 June 12, 1998



Standard & Poor's Ratings Services
25 Broadway
New York, New York  10004

Fitch IBCA, Inc.
One State Street Plaza, 33rd Floor
New York, New York  10004

         Re:      Salomon Brothers Mortgage Securities VII, Inc.
                  Asset-backed Floating Rate Certificates, Series 1998-NC2
                  --------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor") in connection with the conveyance of approximately $11,800,103.13 of certain adjustable-rate mortgage loans (the "Subsequent Mortgage Loans") by the Depositor to U.S. Bank National Association as trustee (the "Trustee") under the Pooling and Servicing Agreement, dated as of May 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, New Century Mortgage Corporation as master servicer and the Trustee, pursuant to a Subsequent Transfer Instrument, dated June 12, 1998 (the "Subsequent Transfer Instrument"), between the Depositor and the Trustee (the Subsequent Transfer Instrument and the Pooling and Servicing Agreement, together, the "Agreements"). The Depositor purchased the Subsequent Mortgage Loans from Salomon Brothers Realty Corp. (in such capacity, the "Seller") pursuant to a Subsequent Mortgage Loan Purchase Agreement, dated June 12, 1998, among the Depositor, the Seller and New Century Mortgage Corporation. On the Closing Date, the Depositor previously transferred to a trust fund certain adjustable-rate mortgage loans (collectively, the "Initial Mortgage Loans"; the Subsequent Mortgage Loans and the Initial Mortgage Loans, together, the "Mortgage Loans") and deposited the amount of approximately $11,800,103.13 in a separate pre-

Standard & Poor's Ratings Services
Fitch IBCA, Inc.
June 12, 1998                                                            Page 2.


funding account pursuant to the Pooling and Servicing Agreement. Capitalized terms used but not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

         In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed
(i) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, the necessary entity power with respect thereto and the accuracy of and compliance by the parties thereto with the representations, warranties and covenants contained therein, (iv) the conformity of the underlying assets and related documents to the requirements of the agreements to which this opinion letter relates and (v) that there is not and will not be any other agreement that modifies or supplements the agreements expressed in the documents to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such documents as so modified or supplemented.

         In rendering this opinion letter, we do not express any opinion concerning any law other than Title 11 of the United States Code (the "Bankruptcy Code"; a proceeding thereunder, a "Bankruptcy") and the law of the State of New York to the extent that it may be applicable. We express no opinion with respect to the ability of any person or entity to obtain any property prior to a final judicial resolution of any assertion that preclude the obtaining of such property. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

         Based upon and subject to the foregoing, it is our opinion that:

         1. In the event of the Bankruptcy of the Company, a court in such a proceeding (i) would not hold that the transfer of the Mortgage Loans by the Seller to the Depositor pursuant to the Subsequent Mortgage Loan Purchase Agreement should be characterized as a loan by the Depositor to the Seller secured by the Subsequent Mortgage Loans rather than as a sale of the Subsequent Mortgage Loans and
              (ii) accordingly, on the basis of such a characterization would not hold that the Subsequent Mortgage Loans or any proceeds thereof payable to the holders of the Offered Certificates constitute property of the estate of the Company pursuant to Bankruptcy Code Section 541, thereby subject to the automatic stay provisions of

Standard & Poor's Ratings Services
Fitch IBCA, Inc.
June 12, 1998                                                            Page 3.


              Bankruptcy Code Section 362(a) that would be applicable to such property in such a proceeding.

         2. In the event of the Bankruptcy of the Depositor, a court in such a proceeding (i) would not hold that the transfer of the Subsequent Mortgage Loans by the Depositor to the Trustee in exchange for the Certificates pursuant to the Pooling and Servicing Agreement and the transfer of the Offered Certificates by the Depositor to the Underwriter in exchange for cash proceeds pursuant to the Underwriting Agreement should be characterized as a loan to the Depositor secured by the Mortgage Loans rather than as a sale of the interest in the Mortgage Loans evidenced by the Offered Certificates and (ii) accordingly, on the basis of such a characterization would not hold that the Mortgage Loans or any proceeds thereof payable to the holders of the Offered Certificates constitute property of the estate of the Depositor pursuant to Bankruptcy Code Section 541, thereby subject to the automatic stay provisions of Bankruptcy Code Section 362(a) that would be applicable to such property in such a proceeding.

         This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity, except to any rating agency or accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be disclosed as provided herein, or as otherwise required by law.



                                                 Very truly yours,

                                                 THACHER PROFFITT & WOOD

                                                 By /s/ Richard Horowitz

                                  ATTACHMENT E
                                  ------------

                       TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT


                                            June ___, 1998


Salomon Brothers Mortgage                   Salomon Brothers Realty Corp.
  Securities VII, Inc.                      Seven World Trade Center
Seven World Trade Center                    New York, New York 10048
New York, New York  10048

New Century Mortgage Corporation
18400 Von Karman, Suite 1000
Irvine, California  92612

              Re: Pooling and Servicing Agreement, dated as of May 1, 1998, among Salomon Brothers Mortgage Securities VII, Inc., New Century Mortgage Corporation and U.S. Bank National Association, Asset-Backed Floating Rate Certificates, Series 1998-NC2
                        SUBSEQUENT TRANSFER ON JUNE , 1998
                        ----------------------------------------------------

Ladies and Gentlemen:

         Attached is the Trustee's preliminary exception report with respect to the Subsequent Mortgage Loans delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File included any of the documents specified in clause (v) of Section
2.01 of the Pooling and Servicing Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION


                                            By:   /s/ Eve D. Kaplan
                                               ---------------------------
                                            Name:     Eve D. Kaplan
                                            Title:    Vice President

                                  ATTACHMENT F
                                  ------------

                          OPINION OF TRUSTEE'S COUNSEL

                                  June 12, 1998

Salomon Brothers Mortgage                   New Century Mortgage Corporation
  Securities VII, Inc.                         18400 Von Karman, Suite 1000
Seven World Trade Center                    Irvine, California 92612
New York, New York 10048

Salomon Brothers Inc                        Standard & Poor's Rating Services
Seven World Trade Center                       26 Broadway
New York, New York 10048                    New York, New York 10004
 .
Fitch IBCA, Inc.
1 State Street Plaza
New York, New York 10004

                 Re: Salomon Brothers Mortgage Securities VII, Inc. New Century Asset-Backed Floating Rate Certificates, Series 1998-NC2

Ladies and Gentlemen:

         We are counsel for U.S. Bank Trust National Association, a national banking association (the "Trustee"). As such, we have reviewed the provisions of the (i) Pooling and Servicing Agreement, dated as of May 1, 1998 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"), New Century Mortgage Corporation and the Trustee, relating to the New Century Asset-Backed Floating Rate Certificates, Series 1998-NC2 (the "Certificates"), and (ii) the Subsequent Transfer Instrument dated of even date herewith (the "Subsequent Transfer Instrument"), between the Depositor and the Trustee, and are generally familiar with the Articles of Association and the Bylaws of the Trustee and are also familiar with the corporate proceedings of the Trustee with regard to its authorization, execution and delivery of the Pooling and Servicing Agreement and the Certificates. Capitalized terms used herein shall have the respective meanings ascribed to them in the Pooling and Servicing Agreement, except as otherwise defined herein.

         In such review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. Where questions of fact material to our opinion expressed below were not established independently, we have relied upon statements of officers of the Trustee as contained in their certificates.

         Based upon the foregoing, we are of the opinion that:

         1. The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

         2. The Trustee has duly authorized, executed and delivered the Pooling and Servicing Agreement and the Subsequent Transfer Instrument. Assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the Pooling and Servicing Agreement and Subsequent Transfer Instrument is the legal, valid and binding agreement of the Trustee, enforceable in accordance with its terms against the Trustee.

         3. The Trustee is duly authorized and empowered to exercise trust powers under applicable law.

         4. The execution, delivery and performance of the Pooling and Servicing Agreement and the Subsequent Transfer Instrument do not now, and will not hereafter, (a) conflict with, result in a breach of or constitute a default under any term or provision of the Articles of Association or Bylaws of the Trustee, any term or provision of any agreement, contract, instrument or indenture of any nature whatsoever, known to us, to which the Trustee is a party or by which it is bound, or, to the best of our knowledge, any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Trustee, or (b) to the best of our knowledge, result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate established in the Pooling and Servicing Agreement or upon the Certificates.

         5. To the best of our knowledge, there are no actions, proceedings or investigations pending or threatened against the Trustee before any court, administrative agency or tribunal (a) asserting the invalidity of the Certificates, the Pooling and Servicing Agreement or the Subsequent Transfer Instrument, (b) seeking to prevent the consummation of any of the transactions contemplated by the Certificates, the Pooling and Servicing Agreement or the Subsequent Transfer Instrument, or (c) that might materially and adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of, the Certificates, the Pooling and Servicing Agreement or the Subsequent Transfer Instrument.

         6. The execution, delivery and performance by the Trustee of the Pooling and Servicing Agreement and the Subsequent Transfer Instrument will not violate any provisions of any law or regulation governing the banking and trust powers of the Trustee. Such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of any governmental authority or agency regulating the activities of the Trustee.

         The opinions set forth above are subject to the following qualifications and exceptions:

          (a) The opinions are subject to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application affecting creditors' rights.

          (b) The opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          (c) Minnesota Statutes ss.290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and further provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as the foregoing opinions may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

         Our opinions expressed above are limited to the laws of the State of Minnesota and the federal laws of the United States of America.

         The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

                                                 Very truly yours,
                                                 /s/ Dorsey & Whitney LLP

                                  ATTACHMENT G
                                  ------------

                   SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT


         This is a Subsequent Mortgage Loan Purchase Agreement (this "Agreement"), dated June 12, 1998, among Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation (the "Purchaser"), New Century Mortgage Corporation, a California corporation (the "Originator") and Salomon Brothers Realty Corp., a New York corporation (the "Seller").

                              PRELIMINARY STATEMENT
                              ---------------------

         The Seller intends to sell the Subsequent Mortgage Loans (as hereinafter identified) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Subsequent Mortgage Loans into a mortgage pool comprising of the Trust Fund. The Trust Fund is evidenced by a single series of asset-backed floating rate certificates designated as Series 1998-NC2 (the "Certificates"). The Certificates consist of nine classes of certificates. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 1998 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, the Originator as master servicer (in such capacity, the "Master Servicer") and U.S. Bank National Association as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         The parties hereto agree as follows:

         SECTION 1. AGREEMENT TO PURCHASE. The Seller agrees to sell, and the Purchaser agrees to purchase, on or before June 12, 1998 (the "Subsequent Transfer Date"), certain conventional, one- to four-family, adjustable-rate residential mortgage loans (the "Subsequent Mortgage Loans"), having an aggregate principal balance as of the close of business on May 1, 1998 (the "Subsequent Cut-off Date") of approximately $__________ (the "Closing Balance"), after giving effect to all payments due on the Subsequent Mortgage Loans on or before the Subsequent Cut-off Date, whether or not received, including the right to any Prepayment Charges payable by the related Mortgagors in connection with any Principal Prepayments on the Mortgage Loans.

         SECTION 2. SUBSEQUENT MORTGAGE LOAN SCHEDULE. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Subsequent Transfer Date a final schedule (the "Closing Schedule") that shall describe such Subsequent Mortgage Loans and set forth all of the Subsequent Mortgage Loans to be purchased under this Agreement, including the Prepayment Charges. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be appended to the Mortgage Loan Schedule under the Pooling and Servicing Agreement.

         SECTION 3. CONSIDERATION.

         (a) In consideration for the Subsequent Mortgage Loans to be purchased hereunder, the Purchaser shall, as described in Section 8, pay to or upon the order of the Seller in immediately available funds an amount (the "Purchase Price") equal to the Closing Balance.

         (b) The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Subsequent Cut-off Date, all other payments of principal due and collected after the Subsequent Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Subsequent Cut-off Date. All scheduled payments of principal and interest due on or before the Subsequent Cut-off Date and collected after the Subsequent Cut-off Date shall belong to the Seller.

         (c) Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Subsequent Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders.

         SECTION 4. TRANSFER OF THE SUBSEQUENT MORTGAGE LOANS.

         (a) POSSESSION OF MORTGAGE FILES. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under Subsequent the Mortgage Loans, including the related Prepayment Charges. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Subsequent Transfer Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Subsequent Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Subsequent Transfer Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

         (b) DELIVERY OF SUBSEQUENT MORTGAGE LOAN DOCUMENTS. The Seller will, on or prior to the Subsequent Transfer Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Subsequent Mortgage Loan:

              (i)  the original Mortgage Note, endorsed in the following form:
     "Pay to the order of U.S. Bank National Association, as Trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., under the applicable pooling and servicing agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

             (ii)  the original Mortgage with evidence of recording thereon;

             (iii) an original Assignment of Mortgage executed in the following form: "U.S. Bank National Association, as Trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., under the applicable pooling and servicing agreement";

             (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii);

             (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

             (vi) the original lender's title insurance policy, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor.

         The Seller promptly shall (and in no event later than five Business Days following the Subsequent Transfer Date) submit or cause to be submitted for recording, at no expense to the Purchaser (or the Trust Fund or the Trustee under the Pooling and Servicing Agreement), in the appropriate public office for real property records, each Assignment referred to in clauses (b)(iii) and
(b)(iv) of this Section 4. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller promptly shall prepare a substitute Assignment or cure such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

         Notwithstanding anything to the contrary contained in this Section 4, if any original Mortgage Note referred to in Section 4(b)(i) above cannot be located, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Purchaser or any assignee, transferee or designee of the Purchaser of a photocopy of such Mortgage Note, if available, with a lost note affidavit substantially in the form of Exhibit 8 attached hereto. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Purchaser or any assignee, transferee or designee of the Purchaser is subsequently located, such original Mortgage Note shall be delivered to Purchaser or any assignee, transferee or designee of the Purchaser within three Business Days; and if any document referred to in Section 4(b)(ii) or 4(b)(iv) above has been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller hereunder shall be deemed to have been satisfied upon delivery to the Purchaser or any assignee, transferee or designee of the Purchaser promptly upon receipt thereof by or on behalf of the Seller of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.

         In the event that the original lender's title insurance policy has not yet been issued, the Seller shall deliver to the Purchaser or any assignee, transferee or designee of the Purchaser a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company. The Seller shall deliver to the Purchaser or any assignee, transferee or designee of the Purchaser promptly upon receipt by the Seller of any such original title insurance policy or original Primary Mortgage Insurance Policy.

         Each original document relating to a Mortgage Loan which is not delivered to the Purchaser or its assignee, transferee or designee, if held by the Seller or the Originator, shall be so held for the benefit of the Purchaser or its assignee, transferee or designee.

         (c) ACCEPTANCE OF SUBSEQUENT MORTGAGE LOANS. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Subsequent Transfer Date (and with respect to each document permitted to be delivered after the Subsequent Transfer Date, within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Subsequent Mortgage Loan Schedule.

         (d) TRANSFER OF INTEREST IN AGREEMENTS. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller or the Originator, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller or the Originator under this Agreement will be promptly reimbursed by the Seller or the Originator, as applicable.

         (e) EXAMINATION OF MORTGAGE FILES. Prior to the Subsequent Transfer Date, the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination the Mortgage File pertaining to each Subsequent Mortgage Loan, or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours before the Subsequent Transfer Date and within 60 days after the Subsequent Transfer Date. If any such person makes such examination prior to the Subsequent Transfer Date and identifies any Subsequent Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Subsequent Mortgage Loans shall be deleted from the Closing Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Subsequent Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

         SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER AND THE ORIGINATOR.

         (a) The Originator hereby represents and warrants to the Seller and the Purchaser, as of the date hereof and as of the Subsequent Transfer Date, and covenants, that:

              (i) The Originator is duly organized, validly existing and in good standing as a corporation under the laws of the State of California with full corporate power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Originator had the full corporate power and authority to own the Subsequent Mortgage Loans and to transfer and convey the Subsequent Mortgage Loans to the Seller and has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement.

              (ii) The Originator has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or by general principles of equity.

              (iii) The execution, delivery and performance of this Agreement by the Originator (x) does not conflict and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the articles of incorporation or by-laws of the Originator, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Originator is a party or by which the Originator or any of its property is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Originator or any of its property and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Subsequent Mortgage Loans or any documents or instruments evidencing or securing the Subsequent Mortgage Loans.

              (iv) No consent, approval, authorization or order of, registration or filing with, or notice on behalf of the Originator to any governmental authority or court is required, under federal laws or the laws of the State of California, for the execution, delivery and performance by the Originator of, or compliance by the Originator with, this Agreement or the consummation by the Originator of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Originator makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates.

              (v) This Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Originator pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

              (vi) The Originator is not in violation of, and the execution and delivery of this Agreement by the Originator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Originator or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Originator or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

              (vii)     The Originator is a HUD approved mortgagee pursuant to
Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, that would make the Seller unable to comply with HUD eligibility requirements or that would require notification to HUD.

              (viii) The Originator does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

              (ix) Immediately prior to the sale of the Subsequent Mortgage Loans to the Seller as contemplated, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note, and, upon the payment to the Seller of the Purchase Price, in the event that the Seller retains or has retained record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof from and after the date hereof.

              (x) There are no actions or proceedings against, or investigations known to it of, the Originator before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Subsequent Mortgage Loans by the Seller or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Originator of its obligations under, or validity or enforceability of, this Agreement.

              (xi) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Originator, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Originator are not subject to the bulk transfer or any similar statutory provisions.

              (xii)     [intentionally omitted]

              (xiii) The Originator has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Subsequent Mortgage Loans (except that an entity that previously financed the Originator's ownership of the Subsequent Mortgage Loans may be entitled to a fee to release its security interest in the Subsequent Mortgage Loans, which fee shall have been paid and which security interest shall have been released on or prior to the Subsequent Transfer Date).

              (xiv) There is no litigation currently pending or, to the best of the Originator's knowledge without independent investigation, threatened against the Originator that would reasonably be expected to adversely affect the transfer of the Subsequent Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement, or that would result in a material adverse change in the financial condition of the Originator.

         (b) The Seller hereby represents and warrants, as of the date hereof and as of the Subsequent Transfer Date, and covenants, that:

              (i) The Seller is a corporation, duly organized and validly existing and in good standing under the laws of the State of New York with full corporate power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Seller had the full corporate power and authority to acquire the Subsequent Mortgage Loans. The Seller has the full corporate power and authority to own the Subsequent Mortgage Loans and to transfer and convey the Subsequent Mortgage Loans to the Purchaser and has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement;

              (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, all requisite corporate action having been taken, and (assuming the due authorization, execution and delivery hereof by the Purchaser and the Originator) constitutes the valid, legal and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, (B) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or
(C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities;

              (iii) No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required, under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of, or compli-ance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates;

              (iv) No certificate of an officer, statement or other information furnished in writing or report delivered by the Seller to the Purchaser, any affiliate of the Purchaser or the Trustee for use in connection with the purchase of the Subsequent Mortgage Loans and the transactions contemplated hereunder and under the Pooling and Servicing Agreement will contain any untrue statement of a material fact, or omit a material fact necessary to make the information, certificate, statement or report not misleading in any material respect.

              (v) Neither the sale of the Subsequent Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will con flict with or results or will result in a breach of or constitutes or will constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the certificate of incorporation or by-laws of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property, or results or will result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Subsequent Mortgage Loans or any documents or instruments evidencing or securing the Subsequent Mortgage Loans;

              (vi) The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Subsequent Mortgage Loans;

              (vii) There is no litigation currently pending or, to the best of the Seller's knowledge, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Subsequent Mortgage Loans, the issuance of the Certificates, the execution, delivery, performance or enforceability of this Agreement or that would result in a material adverse change in the financial condition of the Seller;

              (viii) Each Mortgage Note, each Mortgage, each Assignment and any other document required to be delivered by or on behalf of the Seller under this Agreement or the Pooling and Servicing Agreement to the Purchaser or any assignee, transferee or designee of the Purchaser for each Subsequent Mortgage Loan has been or will be, in accordance with Section 4(b) hereof, delivered to the Purchaser or any such assignee, transferee or designee. With respect to each Subsequent Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with the Pooling and Servicing Agreement, except for such documents that (A) have been delivered (1) to the Purchaser or any assignee, transferee or designee of the Purchaser or (2) for recording to the appropriate public recording office and have not yet been returned or (B) are not required to be delivered to the Purchaser or any assignee, transferee or designee of the

Purchaser until 90 days following the Subsequent Transfer Date or such later date as provided in Section 4;

              (ix) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with;

              (x) The Seller (A) is a solvent entity and is paying its debts as they become due and (B) after giving effect to the transfer of the Subsequent Mortgage Loans, will be a solvent entity and will have sufficient resources to pay its debts as they become due;

              (xi) The form of endorsement of each Mortgage Note satisfied the requirement, if any, of endorsement in order to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note; and each Assignment to be delivered hereunder is in recordable form and is sufficient to effect the assignment of and to transfer to the assignee thereunder the benefits of the assignor, as mortgagee or assignee thereof, under each Mortgage to which that Assignment relates;

              (xii) The transfer of the Subsequent Mortgage Loans to the Purchaser at the Subsequent Transfer Date will be treated by the Seller for financial accounting and reporting purposes as a sale of assets; and

              (xiii) Immediately prior to the sale of the Subsequent Mortgage Loans to the Purchaser as herein contemplated, the Seller had good title to, and was the sole owner of, the Subsequent Mortgage Loans, and such sale validly transfers the Subsequent Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest.

              (xiv) With respect to the Subsequent Mortgage Loans, the Seller hereby represents and warrants, as of the date hereof and as of the Subsequent Transfer Date, that each Subsequent Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860(G)(a)(3) of the Code.


         SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR RELATING TO
                    THE SUBSEQUENT MORTGAGE LOANS.

         REPRESENTATIONS AND WARRANTIES AS TO INDIVIDUAL MORTGAGE LOANS. The Originator hereby represents and warrants to the Seller and the Purchaser that as to each Subsequent Mortgage Loan as of the Subsequent Transfer Date:

              (i) The information set forth in the Subsequent Mortgage Loan Schedule, including the field concerning any related Prepayment Charge, is complete, true and correct as of the Subsequent Cut-off Date;

              (ii) The Subsequent Mortgage Loan is in compliance with all requirements set forth on Exhibit 6, and the characteristics of the Subsequent Mortgage Loans as set forth on Exhibit 6 are true and correct;

              (iii) (a) All payments required to be made on or before the first day of the month prior to the month of the Subsequent Transfer Date, with respect to such Subsequent Mortgage Loan under the terms of the Mortgage Note have been made; (b) the Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; and (c) no payment required under any Subsequent Mortgage Loan has been 30 days delinquent more than once during the last twelve months and no Subsequent Mortgage Loan has ever been 60 or more days delinquent;

              (iv) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

              (v) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Subsequent Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and the terms of which are reflected in the Subsequent Mortgage Loan Schedule;

              (vi) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

              (vii) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Pooling and Servicing Agreement. All such insurance policies contain a standard mortgagee clause naming the Originator, its successors and assigns as mortgagee and all premiums thereon have been paid. If upon origination of the Subsequent Mortgage Loan, the Mortgaged Property was in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

              (viii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of the Subsequent Mortgage Loan have been complied with. Any and all statements or acknowledgments required to be made by the Mortgagor relating to such requirements are and will remain in the Mortgage File;

              (ix) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

              (x) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Subsequent Mortgage Loan and which do not adversely affect the appraised value of the Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Subsequent Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Originator has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Subsequent Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

              (xi) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

              (xii) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Subsequent Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person who is a party to the Mortgage Note and the Mortgage is in an individual capacity or family trust that is guaranteed by a natural person;

              (xiii) The proceeds of the Subsequent Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Subsequent Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

              (xiv) As of the Subsequent Transfer Date and prior to the sale of the Subsequent Mortgage Loans hereunder, the Originator was the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Seller free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

              (xv) All parties which have had any interest in the Subsequent Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

              (xvi) The Subsequent Mortgage Loan is covered by an ALTA lender's title insurance policy with an adjustable rate mortgage endorsement, such endorsement substantially in the form of ALTA Form 6.0 or 6.1, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (x)(a) and (b) above) the Originator, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Subsequent Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Rate and monthly payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Originator is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Originator, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

              (xvii) Other than as specified in paragraph (iii) above, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Originator has not waived any default, breach, violation or event of acceleration;

              (xviii) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

              (xix) All improvements which were considered in determining the appraised value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. Each appraisal has been performed in accordance with the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989;

              (xx) The Subsequent Mortgage Loan was (i) originated by the Originator or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD or (ii) acquired by the Originator directly through loan brokers or correspondents such that (a) the Subsequent Mortgage Loan was originated in conformity with the Originator's underwriting guidelines, (b) the Originator approved the Subsequent Mortgage Loan prior to funding and (c) the Originator provided the funds used to originate the Subsequent Mortgage Loan and acquired the Subsequent Mortgage Loan on the date of origination thereof;

              (xxi) Principal payments on the Subsequent Mortgage Loan commenced no more than two months after the proceeds of the Subsequent Mortgage Loan were disbursed. The Subsequent Mortgage Loan bears interest at the Mortgage Rate. The Mortgage Note is payable on the first day of each month in Monthly Payments which are changed on each Adjustment Date to an amount which will amortize the Stated Principal Balance of the Subsequent Mortgage Loan over its remaining term at the Mortgage Rate. Interest on the Subsequent Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months. The Mortgage Note does not permit negative amortization. The Subsequent Mortgage Loan does not permit the Mortgagor to convert the Subsequent Mortgage Loan to a fixed rate Subsequent Mortgage Loan;

              (xxii) The origination and collection practices used by the Originator with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Subsequent Mortgage Loan has been serviced by the Originator (directly or through a subservicer) and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Originator and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Originator have been capitalized under any Mortgage or the related Mortgage Note;

              (xxiii)   The Mortgaged Property is free of damage and waste and
there is no proceeding pending for the total or partial condemnation thereof;

              (xxiv) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. Since the date of origination of the Subsequent Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Originator and the Originator has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

              (xxv) The related Mortgaged Property is not a leasehold estate or, if such Mortgaged Property is a leasehold estate, the remaining term of such lease is at least ten (10) years greater than the remaining term of the related Mortgage Note;

              (xxvi) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

              (xxvii)   The Mortgage File contains an appraisal of the related
Mortgaged Property made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, approved by the Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Subsequent Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC;

              (xxviii) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

              (xxix) No Subsequent Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Originator, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Subsequent Mortgage Loan is not a graduated payment mortgage loan and the Subsequent Mortgage Loan does not have a shared appreciation or other contingent interest feature;

              (xxx) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans; and if the Subsequent Mortgage Loan is a Refinanced

Subsequent Mortgage Loan, the Mortgagor has received all disclosure and rescission materials required by applicable law with respect to the making of a Refinanced Mortgage Loan, and evidence of such receipt is and will remain in the Mortgage File;

              (xxxi)    No Subsequent Mortgage Loan was made in connection with
(a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

              (xxxii)   The Mortgage Note, the Mortgage, the Assignment of
Mortgage and any other documents required to be delivered with respect to each Subsequent Mortgage Loan pursuant to the Pooling and Servicing Agreement, have been delivered to the Trustee all in compliance with the specific requirements of the Pooling and Servicing Agreement;

              (xxxiii) The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

              (xxxiv)   No error, omission, misrepresentation, negligence, fraud
or similar occurrence with respect to a Subsequent Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Subsequent Mortgage Loan or in the application of any insurance in relation to such Subsequent Mortgage Loan;

              (xxxv) The Assignment of Mortgage, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

              (xxxvi)   Any principal advances made to the Mortgagor prior to
the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Subsequent Mortgage Loan;

              (xxxvii) No Subsequent Mortgage Loan has a balloon payment feature;

              (xxxviii) If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the FNMA's eligibility requirements;

              (xxxix)   Neither the Originator nor any affiliate of the
Originator has made a mortgage on any Mortgaged Property other than the Subsequent Mortgage Loan;

              (xl) Any Mortgage Loan subject to the provisions of the Homeownership and Equity Protection Act of 1994, P.L. 103-325, 108 Stat 2160 was originated in compliance therewith;

              (xli) The Subsequent Mortgage Loan was not intentionally selected by the Originator in a manner intended to adversely affect the interest of the Purchaser;

              (xlii) The Originator has not dealt with any broker or agent or other Person who might be entitled to a fee, commission or compensation in connection with the transaction contemplated by this Agreement other than the Purchaser except as set forth in the parenthetical in Section 5(xiii) hereof;

              (xliii)   The Mortgaged Property consists of a parcel of real
property of not more than ten acres with a single family residence erected thereon, or a two to four-family dwelling, or an individual condominium unit in a low-rise or high-rise condominium project, or an individual unit in a planned unit development. The Mortgaged Property is improved with a Residential Dwelling. Without limiting the foregoing, the Mortgaged Property does NOT consist of any of the following property types: (a) co-operative units, (b) log homes, (c) earthen homes, (d) underground homes, (e) mobile homes and (f) manufactured homes (as defined in the FNMA Originator-Servicer's Guide), except when the appraisal indicates that the home is of comparable construction to a stick or beam construction home, is readily marketable, has been permanently affixed to the site and is not in a mobile home "park." The Mortgaged Property is either a fee simple estate or a long-term residential lease. If the Subsequent Mortgage Loan is secured by a long-term residential lease, unless otherwise specifically disclosed in the Subsequent Mortgage Loan Schedule, (A) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent (or the lessor's consent has been obtained and such consent is the Mortgage File) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (B) the terms of such lease do not (x) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (y) prohibit the holder of the Mortgage from being insured under the hazard insurance policy relating to the Mortgaged Property; (C) the original term of such lease is not less than 15 years; (D) the term of such lease does not terminate earlier than ten years after the maturity date of the Mortgage Note; and (E) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice;

              (xliv) At the time of origination, the Loan-To-Value Ratio of the Subsequent Mortgage Loan was not greater than _____%;

              (xlv) The Mortgage, and if required by applicable law the related Mortgage Note, contains a provision for the acceleration of the payment of the unpaid principal balance of the Subsequent Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee, at the option of the Mortgagee; and

              (xlvi) The Subsequent Mortgage Loan either contains a customary due-on-sale clause or may be assumed by a creditworthy purchaser of the related Mortgaged Property; and

              (xlvii)   As of any Adjustment Date for such Mortgage Loan, the
Index applicable to the determination of the Mortgage Rate on such Mortgage Loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, generally as published in THE WALL STREET JOURNAL and as most recently available as of either (i) the first business day 45 days prior to such Adjustment Date or (ii) the first business day of the month preceding the month of such Adjustment Date, as specified in the related Mortgage Note.

              (xlviii) The Subsequent Mortgage Loan will have been serviced by the Seller since origination or purchase by the Purchaser; and

              (xlvix)   The Subsequent Mortgage Loan will be underwritten in
accordance with the criteria set forth under the section "The Mortgage Pool--Underwriting Standards; Representations" in the Prospectus Supplement, dated May 28, 1998 (the "Prospectus Supplement").


         SECTION 7. REPURCHASE OBLIGATION FOR DEFECTIVE DOCUMENTATION AND FOR
                    BREACH OF REPRESENTATION AND WARRANTY.

         (a) The representations and warranties contained in Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Subsequent Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of holders of the Certificates. With respect to the representations and warranties contained herein as to which the Originator or Seller has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Subsequent Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, then notwithstanding the lack of knowledge by the Originator or the Seller, as the case may be, with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Originator or the Seller, as the case may be, shall take such action described in the following paragraph in respect of such Subsequent Mortgage Loan.

         Upon discovery by the Originator, the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller, and not transferred by the Originator to the Seller (as listed on the Trustee's Preliminary Exception Report), as part of any Mortgage File, or of a breach of any of the representations and warranties contained in Section 6 that materially and adversely affects the value of any Subsequent Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering such breach shall give prompt written notice to the other parties hereto. Within sixty (60) days of its discovery or its receipt of notice of any such missing documentation that was not transferred to the Seller as described above, or of materially defective documentation, or of any such breach of a representation and warranty, the Originator promptly shall deliver such missing document or cure such defect or breach in all material respects or, in the event the Originator cannot deliver such missing document or cannot cure such defect or breach, the Originator shall, within ninety (90) days of its discovery or receipt of notice, repurchase the affected Subsequent Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement). The Originator shall amend the Closing Schedule to reflect the withdrawal of such Subsequent Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement. The Originator shall deliver to the Seller and the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by transfer to an account designated by the Purchaser of the amount of the Purchase Price in accordance with Section
2.03 of the Pooling and Servicing Agreement. Any repurchase required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

         (b) It is understood and agreed that the obligations of the Originator or the Seller, as the case may be, set forth in this Section 7 to cure or repurchase a defective Subsequent Mortgage Loan constitute the sole remedies of the Seller and the Purchaser against the Originator respecting a missing document or a breach of the representations and warranties contained in Section 6.

         SECTION 8. CLOSING; PAYMENT FOR THE SUBSEQUENT MORTGAGE LOANS. The closing of the purchase and sale of the Subsequent Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood at 10:00 a.m. New York City time on the Subsequent Transfer Date.

         The closing shall be subject to each of the following conditions:

         (a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

         (b) All of the representations and warranties of the Originator under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

         (c) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

         (d) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Subsequent Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section
              2.01 of the Pooling and Servicing Agreement; and

         (e) All other terms and conditions of this Agreement and the Pooling and Servicing Agreement shall have been complied with.

         Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Subsequent Transfer Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Subsequent Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Purchase Price in immediately available funds.

         SECTION 9. CLOSING DOCUMENTS. Without limiting the generality of
Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

         (a) An Officers' Certificate of the Seller, dated the Subsequent Transfer Date, upon which the Originator, the Purchaser and Salomon Brothers Inc (the "Underwriter") may rely, in the form of
              Exhibit 1 hereto, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Seller under the laws of New York;

         (b) An Officers' Certificate of the Seller, dated the Subsequent Transfer Date, upon which the Purchaser and the Underwriter may rely, in the form of Exhibit 2 hereto, with respect to certain facts regarding the sale of the Subsequent Mortgage Loans by the Seller to the Purchaser;

         (c) An Opinion of Counsel of the Seller, dated the Subsequent Transfer Date and addressed to the Originator, the Purchaser and the Underwriter, substantially in the form attached hereto as Exhibit 3;

         (d) An Officers' Certificate of the Originator, dated the Subsequent Transfer Date, upon which the Seller, the Purchaser and Salomon Brothers Inc (the "Underwriter") may rely, in the form of Exhibit 4 hereto, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Seller under the laws of California;

         (e) An opinion of Counsel of the Originator, dated the Subsequent Transfer Date and addressed to the Seller, the Purchaser and the Underwriter substantially in the form attached hereto as Exhibit 5;

         (f) Such opinions of counsel as the Rating Agencies or the Trustee may request in connection with the sale of the Subsequent Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement; and

         (g) Such further information, certificates, opinions and documents as the Purchaser or the Underwriter may reasonably request.

         SECTION 10. COSTS. The Originator shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Subsequent Mortgage Loans, including without limitation, recording fees, fees for title policy endorsements and continuations and the fees for recording Assignments of Mortgage, the fees and expenses of the Originator's accountants and attorneys, the costs and expenses incurred in connection with producing the Originator's or any Subservicer's loan loss, foreclosure and delinquency experience, and the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(d), 9(e) and 9(g). The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus and prospectus supplement, and any private placement memorandum relating to the Certificates, the Insurance Agreement and other related documents, the initial fees, costs and expenses of the Trustee, the initial fees, the fees and expenses of the Seller's counsel in connection with the preparation of all documents relating to the securitization of the Subsequent Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates and the fees charged by any rating agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

         SECTION 11. SERVICING. The Seller has represented to the Purchaser that certain of the Subsequent Mortgage Loans are being serviced by the Originator, in its capacity as servicer under the Mortgage Loan Purchase and Servicing Agreement dated as of December 1, 1997 between Salomon Brothers Realty Corp. and the Originator, and that such Mortgage Loans are not subject to any other servicing agreements with third parties (other than Sub-Servicing Agreements with Comerica Mortgage Corporation). It is understood and agreed between the

Originator and the Purchaser that the Subsequent Mortgage Loans are to be delivered free and clear of any servicing agreements. The Originator, without reimbursement from the Purchaser, shall pay any fees or penalties required by any servicer for releasing the Subsequent Mortgage Loans from any such servicing agreement (it being understood that neither the Purchaser nor any affiliate of the Purchaser is servicing the Subsequent Mortgage Loans under any such servicing agreement and, accordingly, that neither the Purchaser nor any affiliate of the Purchaser is entitled to receive any fee for releasing the Subsequent Mortgage Loans from any such servicing agreement) and shall arrange for the orderly transfer, as of the Subsequent Cut-off Date, of such servicing from any such servicer to the Master Servicer. The Subsequent Mortgage Loans shall be serviced by the Originator, in its capacity as Master Servicer, in accordance with the terms of the Pooling and Servicing Agreement. For so long as the Originator services the Subsequent Mortgage Loans, the Originator shall be entitled to the Servicing Fee and such other payments as provided for under the terms of the Pooling and Servicing Agreement.

         SECTION 12. INDEMNIFICATION. (a) The Originator shall indemnify and hold harmless each of (i) the Purchaser, (ii) the Seller, (iii) the Underwriter,
(iv) the Person, if any, to which the Purchaser assigns its rights in and to a Mortgage Loan and each of their respective successors and assigns and (v) each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act") ((i) through (v) collectively, the "Indemnified Party") against any and all losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement dated May 28, 1998 (the "Prospectus Supplement") or any private placement memorandum (the "Private Placement Memorandum") relating to the offering by the Purchaser or an affiliate thereof, of the Class CE Certificates and Class P Certificates, or the omission or the alleged omission to state therein the material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with
(i) information furnished in writing to the Purchaser or any of its affiliates by the Originator specifically for use therein, which shall include, with respect to the Prospectus Supplement, the information set forth under the captions "Summary -- The Mortgage Pool," " -- The Subservicer," "Risk Factors -- Additional Risks Associated with the Mortgage Loans," "The Mortgage Pool," "Pooling and Servicing Agreement -- The Master Servicer" and "-- The Subservicer" and, with respect to any private placement memorandum, any information of a comparable nature, or (ii) the data files containing information with respect to the Subsequent Mortgage Loans as transmitted by modem to the Purchaser by the Originator on May __, 1998 (as such transmitted information may have been amended in writing by the Originator with the written consent of the Purchaser subsequent to such transmission), or (b) any representation, warranty or covenant made by the Originator herein or in the Pooling and Servicing Agreement, on which the Purchaser has relied, being, or alleged to be, untrue or incorrect; provided, however, that to the extent that any such losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject arise out of or are based upon both (1) statements, omissions, representations, warranties or covenants of the Originator described in clause (a) or

(b) above and (2) any other factual basis, the Originator shall indemnify and hold harmless the Indemnified Party only to the extent that the losses, claims, expenses, damages, or liabilities of the person or persons asserting the claim are determined to rise from or be based upon matters set forth in clause (1) above and do not result from the gross negligence or willful misconduct of such Indemnified Party. This indemnity shall be in addition to any liability that the Originator may otherwise have.

         (b) The Purchaser agrees to indemnify and hold harmless the Originator, its officers and its directors, and each person who controls the Seller within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the Prospectus or Private Placement Memorandum, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of the date thereof and as of the Subsequent Transfer Date, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Originator's Information and will reimburse the Originator and each such controlling person for any legal or other expenses reasonably incurred by such Originator and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Purchaser's liability under this Section 12 shall be in addition to any other liability the Purchaser may otherwise have.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 12(a) or 12(b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the

Purchaser, in the case of parties indemnified pursuant to clause 12(a) and by the Originator, in the case of parties indemnified pursuant to clause 12(b). The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

         (d) If the indemnification provided for in this Section 12 is unavailable to an indemnified party under Section 12(a) or 12(b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Purchaser and the Originator agree that it would not be just and equitable if contribution pursuant to Section 12 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 12(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 12 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 12, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall
be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) The indemnity and contribution agreements contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser or any person controlling the Purchaser or by or on behalf of the Originator and their respective directors or officers or any person controlling the Originator, and (iii) acceptance of and payment for any of the Certificates.

         SECTION 13. MANDATORY DELIVERY; GRANT OF SECURITY INTEREST. The sale and delivery on the Subsequent Transfer Date of the Subsequent Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Subsequent Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Subsequent Mortgage Loans on or before the Subsequent Transfer Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Subsequent Mortgage Loan and each document and instrument evidencing each such Subsequent Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Subsequent Mortgage Loans in custody for the Purchaser, subject to the Purchaser's (i) right, prior to the Subsequent Transfer Date, to reject any Subsequent Mortgage Loan to the extent permitted by this Agreement, and (ii) obligation to deliver or cause to be delivered the consideration for the Subsequent Mortgage Loans pursuant to Section 8 hereof. Any Subsequent Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Mortgage Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

         Notwithstanding the foregoing, if on the Subsequent Transfer Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Subsequent Mortgage Loans, if delivery to the Purchaser has occurred, and the security interest created by this Section 12 shall be deemed to have been released.

         SECTION 14. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by fax and, receipt of which is confirmed by telephone, if to the Purchaser, addressed to the Purchaser at Seven World Trade Center, New York, New York 10048, Attention: Mortgage Finance Group, fax (212) 783-4581, or such other address as may hereafter be furnished to the Seller and the Originator in writing by the Purchaser; if to the Seller, addressed to the Seller at Seven World Trade Center, New York, New York 10048, Attention:
Mortgage Finance Group, or to such other address as the Seller may designate in writing to the Purchaser and the Originator; if to the Originator, addressed to the Originator at 4910 Birch Street, Suite 100, Newport Beach, California 92660, fax (714) 440-7033, or to such other address as the Seller may designate in writing to the Purchaser and the Seller.

         SECTION 15. SEVERABILITY OF PROVISIONS. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Subsequent Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

         SECTION 16. AGREEMENT OF PARTIES. The Originator, the Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

         SECTION 17. SURVIVAL. (a) The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Subsequent Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

         (b) The Originator agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Seller and the Purchaser notwithstanding any investigation heretofore or hereafter made by the Seller or the Purchaser or on the behalf of either of them, and that the representations, warranties and agreements made by the Originator herein or in any such certificate shall continue in full force and effect, notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

         SECTION 18. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES

HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

         SECTION 19. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         It is the express intent of the parties hereto that the conveyance of the Subsequent Mortgage Loans by the Seller to the Purchaser as provided in
Section 4 hereof be, and be construed as, a sale of the Subsequent Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Subsequent Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Subsequent Mortgage Loans are held to be property of the Seller, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Subsequent Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and
(b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Subsequent Mortgage Loans and all amounts payable to the holders of the Subsequent Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property and acknowledgments, receipts or confirmations from persons holding such property shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to
Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Subsequent Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the Purchaser, the Seller and the Originator have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                       SALOMON BROTHERS MORTGAGE
                                       SECURITIES VII, INC.


                                       By: /s/ Matthew R. Bollo
                                          -----------------------------
                                       Name:   Matthew R. Bollo
                                       Title:  Assistant Vice President

                                       SALOMON BROTHERS REALTY CORP.


                                       By: /s/ Matthew R. Bollo
                                          -----------------------------
                                       Name:   Matthew R. Bollo
                                       Title:  Authorized Agent



                                       NEW CENTURY MORTGAGE CORPORATION


                                       By: /s/ John Kontoulis
                                          -----------------------------
                                       Name:   John Kontoulis
                                       Title:  Vice President

                                                                       EXHIBIT 1

                  [FORM OF OFFICER'S CERTIFICATE OF THE SELLER]

         I, ________________, hereby certify that I am a duly Authorized Agent of Salomon Brothers Realty Corp., a New York corporation (the "Seller"), and further certify as follows:

          1. Attached hereto is a true and correct copy of the Certificate of Incorporation and By-laws of the Seller, all of which are in full force and effect on the date hereof. There has been no amendment or other document filed affecting the Certificate of Incorporation of the Seller since December 20, 1982, and no such amendment has been authorized. There has been no amendment or other document filed affecting the By-laws of the Seller since October 7, 1986, and no such amendment has been authorized. Attached hereto is a good standing certificate issued by the Secretary of State of the State of New York with respect to the Seller. No event has occurred since the date thereof that, to the best knowledge of the undersigned, has affected the good standing of the Seller under the laws of New York.

          2. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened against or affecting the Seller which, if adversely determined, individually or in the aggregate, would materially and adversely affect the Seller's ability to perform its obligations under the Subsequent Mortgage Loan Purchase Agreement (the "Purchase Agreement"), dated June __, 1998, among the Seller, New Century Mortgage Corporation and Salomon Brothers Mortgage Securities VII, Inc (the "Depositor"). No proceedings looking toward merger, consolidation or liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

          3. Each person who, as an officer or representative of the Seller, signed the Purchase Agreement and any other document delivered prior hereto or on the date hereof in connection with the purchase described in the Purchase Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

          4. All of the representations and warranties of the Seller under the Purchase Agreement are true and correct in all material respects as of the Subsequent Transfer Date subject, in the case of the Closing Schedule delivered pursuant to the Purchase Agreement, to such amendments thereto as were duly made on or before the date hereof and no event has occurred with respect to the Seller which, with notice or the passage of time or both, would constitute a default under the Purchase Agreement.

          5. The information set forth in the Subsequent Mortgage Loan Schedule attached as an exhibit to the Pooling and Servicing Agreement is true and correct in all material respects.

          6. The transactions contemplated in the Purchase Agreement will be reported as a sale in the Seller's financial reports.

          7. The information contained in the Depositor's Prospectus Supplement, Asset- Backed Floating Rate Certificates, Series 1998-NC2, dated May __, 1998, and the Depositor's Private Placement Memorandum, dated May __, 1998, relating to the Subsequent Mortgage Loans, the Seller and its loan portfolio, specifically the information in the summary under the caption "The Mortgage Pool," is true and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          8. With respect to its sale of the Subsequent Mortgage Loans and the transactions and undertakings contemplated by the Purchase Agreement, the Seller has complied in all material respects with all the obligations by which it is bound and has satisfied in all material respects all the conditions on its part to be performed or satisfied prior to the Subsequent Transfer Date.

          9. Capitalized terms used but not defined herein shall have the meanings assigned in the Purchase Agreement.

         IN WITNESS WHEREOF, I have hereunto signed my name.


Dated:
                                       By:
                                          -----------------------------
                                       Name:
                                       Title:    Authorized Agent


         I, , an ________________ of Salomon Brothers Realty Corp., hereby certify that ________________ is a duly appointed, qualified and acting Authorized Agent of the Seller and that the signature appearing above is his genuine signature.

         IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:
                                       By:
                                          -----------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT 2

      [FORM OF OFFICER'S CERTIFICATE OF THE SELLER WITH RESPECT TO CERTAIN
           FACTS REGARDING THE SALE OF THE SUBSEQUENT MORTGAGE LOANS]

                 Salomon Brothers Mortgage Securities VII, Inc.
                     Asset-Backed Floating Rate Certificates
                                 Series 1998-NC2


                                 CERTIFICATE OF
                          SALOMON BROTHERS REALTY CORP.


         Reference is made to the sale of subsequent mortgage loans (the "Subsequent Mortgage Loans") by Salomon Brothers Realty Corp. ("SBRC") to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor") pursuant to a Subsequent Mortgage Loan Purchase Agreement, dated May __, 1998, among SBRC, New Century Mortgage Corporation and the Depositor (the "Purchase Agreement"), and the simultaneous issuance of Asset-Backed Floating Rate Certificates, Series 1997-NC2, Class A, Class M-1, Class M-2, Class M-3, Class CE, Class P, Class R-I, Class R-II and Class R-III (the "Certificates"), pursuant to a Pooling and Servicing Agreement, dated as of May 1, 1998 (the "Pooling and Servicing Agreement") among the Depositor as depositor, New Century Mortgage Corporation as master servicer (the "Master Servicer") and U.S. Bank National Association as trustee (the "Trustee"). In consideration for its purchase of the Subsequent Mortgage Loans, the Depositor will deliver to SBRC immediately available funds. The Depositor will sell the Certificates to Salomon Brothers Inc (the "Underwriter") for offer and sale pursuant to the terms of an Underwriting Agreement, dated May __, 1998 (the "Underwriting Agreement"), between the Depositor and the Underwriter. The Purchase Agreement, the Pooling and Servicing Agreement and the Underwriting Agreement together, are hereinafter collectively referred to as the "Agreements". Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreements.

         The undersigned is a duly appointed Authorized Agent of Salomon Brothers Realty Corp. and hereby certifies after reasonable investigation that:

         1. The price to be paid to SBRC for the Subsequent Mortgage Loans will have been paid in full at the closing of the sale pursuant to the Purchase Agreement, and no agreement or arrangement exists or will exist that permits the modification of the consideration for the Subsequent Mortgage Loans subsequent to that sale. SBRC will not have any right or obligation to repurchase any Subsequent Mortgage Loan, except as provided in the Purchase Agreement.

         2. Each Mortgage Note and each related Mortgage has been appropriately prepared and duly executed and delivered by the related Mortgagor, and each Mortgage has been appropriately recorded in the applicable jurisdiction and any intervening endorsement of any Mortgage Note, and any intervening assignment of any Mortgage, which was required in order to transfer to SBRC ownership of the Subsequent Mortgage Loans, was obtained and completed.

         3. Each Mortgage Note has been endorsed or assigned in a manner that satisfies any requirement necessary to transfer to the Trustee all right, title and interest of the party so endorsing or assigning, as noteholder or transferee thereof, in and to that Mortgage Note, as provided in the Purchase Agreement and the Pooling and Servicing Agreement. Each Assignment to the Trustee is in recordable form and is sufficient to effect the assignment and transfer to the Depositor of the benefits of the assignor, as original mortgagee or assignee thereof, under each Mortgage to which that Assignment relates, as provided in the Purchase Agreement and the Pooling and Servicing Agreement. Each Assignment to the Trustee has been or will be appropriately recorded to the extent required under applicable law, as provided in the Pooling and Servicing Agreement.

         4. Each original Mortgage Note, each original recorded Mortgage, each original recorded intervening Assignment and each Assignment to the Trustee has been delivered to the Trustee at the direction of the Depositor, and the Trustee will maintain continuous actual possession of each of the foregoing in the State of New York. Neither the Trustee nor any agent of the Trustee that has or will have possession of any Mortgage Note, Mortgage or Assignment is, or will be, at any time during the term of the Pooling and Servicing Agreement, an affiliate of SBRC or otherwise under the direct or indirect control of SBRC.

         5. Immediately prior to the transfer of the Subsequent Mortgage Loans by SBRC to the Depositor, SBRC was the sole owner of each Subsequent Mortgage Loan, free and clear of any and all prior liens, mortgages, security interests, pledges, participation interests, adverse claims, charges or other equities or encumbrances of any nature, and had full right and authority to sell, assign and transfer the Subsequent Mortgage Loans.

         6. No Mortgage Note, Mortgage or other document constituting part of the Mortgage File reflects or will reflect on its face any interest that is inconsistent with the ownership interest of SBRC in and to the Subsequent Mortgage Loans or the transfer of the Subsequent Mortgage Loans by SBRC to the Depositor.

         7. The transfer of the Subsequent Mortgage Loans by SBRC to the Depositor as provided in the Purchase Agreement is intended by SBRC to be, and is in fact, a contemporaneous exchange in which SBRC receives new value.

         8. SBRC was solvent at all relevant times prior to, and will not be rendered insolvent by, the transfer of the Subsequent Mortgage Loans to the Depositor.

         9. SBRC did not transfer the Subsequent Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of SBRC's creditors.

         10. None of SBRC, the Depositor, the Master Servicers or the Trustee, or any agent acting on behalf of any of them, has been or will become a party to any fraud or illegality affecting any Subsequent Mortgage Loan or Certificate.

         11. No breach of the Agreements by any party, misrepresentation or failure by any party to perform all acts required to be performed prior to the Subsequent Transfer Date, or fraud or mistake on the part of any party to the Agreements in connection with the transactions contemplated by the Agreements, has occurred or will occur.

         12. No party to the Agreements has taken or will take any action that is unreasonable, arbitrary or capricious, or that is not taken in good faith or in a commercially reasonable manner, affecting the Subsequent Mortgage Loans in connection with the transactions contemplated by the Agreements.

         13. There is not and will not be any other agreement among the parties to the Agreements that modifies or otherwise supplements the agreement of the parties as expressed in the Agreements.

         14. SBRC does not have and will not have any right to modify or alter the terms of the transfer of the Subsequent Mortgage Loans by SBRC to the Depositor, or to substitute or add any mortgage loan thereafter, except as provided in the Agreements.

         15. SBRC will not take any action that is inconsistent with the ownership interest in the Subsequent Mortgage Loans evidenced by the Certificates. SBRC will promptly indicate to other persons or entities, when a response is appropriate, that the Subsequent Mortgage Loans were transferred by SBRC to the Depositor. SBRC will not claim any ownership interest directly in the Subsequent Mortgage Loans other than that represented by Certificates in which it may have an ownership interest from time to time.

         16. Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, SBRC will report the transfer of the Subsequent Mortgage Loans to the Depositor, as provided in the respective Purchase Agreements as a sale of all of its interest in the Subsequent Mortgage Loans. SBRC has been advised by or has confirmed with its independent public accountants for similar transactions that the sale will be so classified under GAAP in accordance with Statement No. 125 of the Financial Accounting Standards Board.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of May __, 1998.


                                       SALOMON BROTHERS REALTY CORP.


                                       By:
                                          -----------------------------
                                       Name:
                                       Title:    Authorized Agent

                                                                       EXHIBIT 3

                   [FORM OF OPINION OF COUNSEL FOR THE SELLER]




                                                 June __, 1998



Salomon Brothers Mortgage                        Salomon Brothers Inc
  Securities VII, Inc.                           Seven World Trade Center
Seven World Trade Center                         New York, New York 10048
New York, New York 10048

New Century Mortgage Corporation
18400 Von Karman, Suite 1000
Irvine, California 92612


                   Re: Salomon Brothers Mortgage Securities VII, Inc. ASSET-BACKED FLOATING RATE CERTIFICATES SERIES 1998-NC2
                        -------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Salomon Brothers Realty Corp. (the "Seller") in connection with the sale of subsequent mortgage loans (the "Subsequent Mortgage Loans") by the Seller to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"), pursuant to a Subsequent Mortgage Loan Purchase Agreement, dated June __, 1998 (the "Purchase Agreement"), among the Seller, New Century Mortgage Corporation and the Depositor. This opinion is being delivered to you pursuant to Section 9(c) of the Purchase Agreement. Capitalized terms used but not defined herein have the meanings set forth in the Purchase Agreement or in agreements referred to therein.

         In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropri ate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, the necessary entity power with respect thereto and the accuracy of and compliance by the parties thereto with the representations, warranties and covenants contained therein, (iv) the conformity of the underlying assets and related documents to the requirements of the agreements to which this opinion letter relates and (v) that there is not and will not be any other agreement that modifies or supplements the agreements expressed in the documents to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such documents as so modified or supplemented.

         Our opinions set forth below with respect to the enforceability of any right or obligation under any agreements are subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealings and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) the effect of certain laws, regulations and judicial or other decisions upon the availability and enforceability of certain covenants, remedies and other provisions, including the remedies of specific performance and self-help and provisions imposing penalties and forfeitures and waiving objections to venue and forum, (iii) bankruptcy, insolvency, receivership, reorganization, liquidation, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors or secured parties and (iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any agreement which purport or are construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any such provisions will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the considerations referred to in foregoing clause (iv) and the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof. Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on the current actual knowledge of the attorneys in this firm who are involved in the representation of parties to the transactions described herein. In that regard we have conducted no special or independent investigation of factual matters in connection with this opinion letter.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the federal law of the United States, the law of the State of New York and the corporate law of the State of Delaware. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.


         Based upon and subject to the foregoing, it is our opinion that:

         1. The Seller is a corporation incorporated and validly existing and in good standing under the laws of the State of New York and has the requisite corporate power to own its properties, to conduct its business as presently conducted by it, to own the Subsequent Mortgage Loans, to transfer and convey the Subsequent Mortgage Loans to the Depositor and to enter into and perform its obligations under the Purchase Agreement.

         2. The Purchase Agreement has been authorized, executed and delivered by the Seller and, upon the authorization, execution and delivery by the other parties thereto, will constitute the valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

         3. No consent, approval, authorization or order of any State of New York or federal court, agency or other governmental body is required for the consummation by the Seller of the transactions contemplated by the Purchase Agreement except such as have been obtained.

         4. Neither the transfer of the Subsequent Mortgage Loans as provided in the Purchase Agreement, nor the fulfillment of the terms of or the consummation of any other of the transactions contemplated by the Purchase Agreement, will result in a breach of the certificate of incorporation or by-laws of the Seller or, to our knowledge, will conflict with, result in a breach, violation or acceleration of or constitute a default under, any indenture or other agreement or instrument to which the Seller is a party or by which it is bound, or any State of New York or federal statute applicable to the Seller, or any applicable order or regulation of any State of New York or federal court, agency or other governmental body.

         5. To our knowledge, there are no actions, proceedings or investigations pending or threatened against the Seller before any court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated by the Purchase Agreement or (c) that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Purchase Agreement.

         This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity, except to any rating agency or accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be disclosed as provided herein, or as otherwise required by law.

                                                 Very truly yours,

                                                 THACHER PROFFITT & WOOD

                                                 By

                                                                       EXHIBIT 4

                  [FORM OF OFFICER'S CERTIFICATE OF ORIGINATOR]



         I, ________________ hereby certify that I am the duly appointed ------------- of New Century Mortgage Corporation, a California corporation (the "Company"), and further certify, on behalf of the Company, as follows:

          1. Attached hereto as Attachment I is a true and correct copy of the Articles of Incorporation and By-laws of the Company as in full force and effect on the date hereof. Attached hereto as Attachment II is a certificate of good standing, dated May __, 1998, issued by the State of California with respect to the Company. No event has occurred since the date thereof that has affected the good standing of the Company under the laws of the State of California.

          2. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened against or affecting the Company which, if adversely determined, individually or in the aggregate, would materially and adversely affect the Company's ability to perform its obligations under the Subsequent Mortgage Loan Purchase Agreement, dated June __, 1998 (the "Subsequent Mortgage Loan Purchase Agreement") between Salomon Brothers Mortgage Securities VII, Inc. (the "Purchaser") and the Company or the Pooling and Servicing Agreement, dated as of May 1, 1998 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, the Company as master servicer (in such capacity, the "Master Servicer") and U.S. Bank National Association as trustee (the "Trustee"). No proceedings looking toward merger, consolidation or liquidation, dissolution or bankruptcy of the Company are pending or contemplated.

          3. Each person who, as an officer or representative of the Company, signed the Subsequent Mortgage Loan Purchase Agreement and any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated by the Subsequent Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

          4. Each of the Mortgage Loans referred to in the Subsequent Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement was originated in accordance with Section 6(xx) of the Subsequent Mortgage Loan Purchase Agreement.

          5. Attached hereto as Attachment III is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Company on June __, 1998 (the "Resolutions") with respect to the transactions contemplated by the Subsequent Mortgage

     Loan Purchase Agreement and the Pooling and Servicing Agreement; said Resolutions have not been amended or modified, annulled or revoked and are in full force and effect on the date hereof.

          6. All of the representations and warranties of the Company contained in the Subsequent Mortgage Loan Purchase Agreement are true and correct in all material respects as of the Subsequent Transfer Date, and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Subsequent Mortgage Loan Purchase Agreement.

          7. The information set forth in the Mortgage Loan Schedule attached as an attachment to the Subsequent Transfer Instrument, dated June __, 1998, between the Purchaser as seller and the Trustee is true and correct in all material respects.

          8. The transactions contemplated in the Subsequent Mortgage Loan Purchase Agreement will be reported as a sale in the Company's financial reports.

          9. The information contained in the Purchaser's Prospectus Supplement, dated May 28, 1998, relating to the Mortgage Loans, the Company, and its loan portfolio, specifically the information, in the summary under the subheadings "Summary-The Mortgage Pool," "Risk Factors-Additional Risks Associated with the Mortgage Loans," "The Mortgage Pool" and "Pooling and Servicing Agreement-The Master Servicer" is true and accurate and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          10. The Company has performed all of its duties and has satisfied all of the material conditions on its part to be performed or satisfied prior to the Subsequent Transfer Date.

          11. Capitalized terms used but not defined herein shall have the meanings assigned in the Subsequent Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:   June __, 1998

                                       By:
                                          -----------------------------
                                       Name:
[Seal]                                 Title:





         I, _________________, a ___________________ of New Century Mortgage
Corporation, hereby certify that ________________ is the duly appointed, qualified and acting _______________ of New Century Mortgage Corporation and that the signature appearing above is his genuine signature.

         IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:   June __, 1998

                                       By:
                                          -----------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT 5

                   [FORM OF OPINION OF COUNSEL FOR ORIGINATOR]

                                                                       EXHIBIT 6


         On the Cut-off Date, the Subsequent Mortgage Loans shall comply with the following conditions:

         (i) no less than _____% of the Subsequent Mortgage Loans shall have a risk grade of A+, A+MO, A- or A-MO, no more than _____% of such loans shall have a risk grade of B and no more than 15.20% of such loans shall have a risk grade of C, C- or C- HS; provided, however, with regard to the Delayed First Adjustment Mortgage Loans, no less than _____% of such loans shall have a risk grade of A+, A+MO, A- or A-MO, no more than _____% of such loans shall have a risk grade of B and no more than _____% of such loans shall have a risk grade of C or C-;

         (ii) any Subsequent Mortgage Loan with a loan-to-value ratio (an "LTV") between -----% and _____% shall have a risk grade of A+, A+MO, A-, A-MO or B;

         (iii) the weighted average LTV for each of the Subsequent Mortgage Loans at origination shall be approximately ____%; provided, however, the weighted average LTV for each of the Delayed First Adjustment Mortgage Loans at origination shall be approximately _____%;

         (iv) the maximum percentage concentration of Subsequent Mortgage Loans secured by mortgaged properties in any one zip code shall be approximately ____%;

         (v) approximately _____% of the Subsequent Mortgage Loans provide for payment by the mortgagor of a prepayment charge within a specified period as provided in the related Mortgage Note not in excess of 6 years; provided, however, approximately _____% of the Delayed First Adjustment Mortgage Loans provide for payment by the mortgagor of a prepayment charge within a specified period as provided in the related Mortgage Note not in excess of 6 years;

         (vi) the Subsequent Mortgage Loans shall have a weighted average Mortgage Rate equal to approximately _____% per annum and a weighted average Gross Margin equal to approximately _____% per annum, provided, however, the Delayed First Adjustment Mortgage Loans to be purchased shall have a weighted average Mortgage Rate equal to approximately _____% per annum and a weighted average Gross Margin equal to approximately _____% per annum. The Subsequent Mortgage Loans will be adjustable rate mortgage loans, payable on the first day of each month. Interest on the Subsequent Mortgage Loans and the monthly payments will be adjusted on each Adjustment Date to equal the sum of the Index and the margin, rounded to the next highest multiple of _____%, subject to the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate. The Subsequent Mortgage Loans will not be subject to negative amortization and will not provide for graduated payments. None of the Subsequent Mortgage Loans will be convertible to a fixed mortgage interest rate. None of the Mortgage Loans shall be subject to temporary buydown agreements. Each of the Subsequent Mortgage Loans shall be fully-amortizing and none of the Subsequent Mortgage Loans shall provide for the payment of a balloon payment.

                                                                       EXHIBIT 7

                     Form of Subsequent Transfer Instrument

         Pursuant to this Subsequent Transfer Instrument, dated ____________, 1998 (the "Instrument"), between Salomon Brothers Mortgage Securities VII, Inc. as seller (the "Depositor"), and U.S. Bank National Association as trustee of the Salomon Brothers Mortgage Securities VII, Inc. Asset-Backed Floating Rate Certificates, Series 1998-NC2, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, New Century Mortgage Corporation as master servicer and the Trustee as trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee, on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

         Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         Section 1. CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

         (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

         (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Master Servicer as seller, to the extent of the Subsequent Mortgage Loans, a copy of which agreement is annexed hereto as Attachment G.

         (c) Additional terms of the sale are set forth on Attachment A hereto.

         Section 2. REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT.

         (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.11 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

         (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

         Section 3. RECORDATION OF INSTRUMENT.

         To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

         Section 4. GOVERNING LAW.

         This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

         Section 5. COUNTERPARTS.

         This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

         Section 6. SUCCESSORS AND ASSIGNS.

         This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.


                                       SALOMON BROTHERS MORTGAGE
                                       SECURITIES VII, INC.


                                       By: /s/ Matthew R. Bollo
                                          -----------------------------
                                       Name:   Matthew R. Bollo
                                       Title:  Assistant Vice President



                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as Trustee for Salomon Brothers Mortgage
                                       Securities VII, Inc., Asset-Backed
                                       Floating Rate Certificates,
                                       Series 1998-NC2


                                       By: /s/ Eve D. Kaplan
                                          -----------------------------
                                       Name:   Eve D. Kaplan
                                       Title:  Vice President



ATTACHMENTS
-----------

A.       Additional terms of sale.
B.       Schedule of Subsequent Mortgage Loans.
C.       Depositor's Officer's certificate.
D.       Opinions of Depositor's counsel (bankruptcy, corporate).
E.       Trustee's Certificate.
F.       Opinion of Trustee's Counsel.
G.       Subsequent Mortgage Loan Purchase Agreement.

                                  ATTACHMENT A
                                  ------------


                            ADDITIONAL TERMS OF SALE

         A.   General

              1.   Subsequent Cut-off Date: June 1, 1998

              2.   Subsequent Transfer Date: June 12, 1998

              3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date: $__________

              4.   Purchase Price: 100.00%

         B. The following representations and warranties with respect to each Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date shall be true and correct: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; (ii) the stated term to maturity of the Subsequent Mortgage Loan will not be less than 240 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 95.00%; (v) the Subsequent Mortgage Loans will have as of the end of the Funding Period, a weighted average term since origination not in excess of 3 months; (vi) no Subsequent Mortgage Loan shall have a Mortgage Rate less than 6.00% or greater than 16.00%; (vii) the Subsequent Mortgage Loan will have been serviced by the Master Servicer since origination or purchase by the Depositor; (viii) the Subsequent Mortgage Loan must have a first Monthly Payment due on or before July 1, 1998; and (ix) the Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under the section "The Mortgage Pool--Underwriting Standards; Representations" in the Prospectus Supplement.

         C. Following the purchase of the Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (including the related Subsequent Mortgage Loans) will as of the end of the Funding Period: (i) have a weighted average original term to stated maturity of not less than 350 months and not more than 360 months; (ii) have a weighted average Mortgage Rate of not less than 9.67% and not more than 9.73% by aggregate principal balance of the Mortgage Loans; (iii) have a weighted average Loan-to-Value Ratio of not more than 75.50%, by aggregate principal balance of the Mortgage Loans; (iv) have no Mortgage Loan with a principal balance in excess of $1,000,000 and (v) have a weighted average Gross Margin not less than 6.63%.

         D. Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by either Rating Agency if the inclusion of any such Subsequent Mortgage Loans would adversely affect the ratings of any Class of Certificates.

                                                                       EXHIBIT 8

Loan #:    ____________
Borrower:  ____________

                               LOST NOTE AFFIDAVIT
                               -------------------


         I, as ____________________ of ______________________, a ---------------
corporation am authorized to make this Affidavit on behalf of _____________________ (the "Seller"). In connection with the administration of the Mortgage Loans held by ____________________, a _________________ corporation as Seller on behalf of Salomon Brothers Mortgage Securities VII, Inc. (the "Purchaser"), _____________________ (the "Deponent"), being duly sworn, deposes and says that:

          1.  The Seller's address is : _____________________
                                        ---------------------

          2. The Seller previously delivered to the Purchaser a signed Initial Certification with respect to such Mortgage and/or Assignment of Mortgage;

          3. Such Mortgage Note and/or Assignment of Mortgage was assigned or sold to the Purchaser by ________________________, a ____________
         corporation pursuant to the terms and provisions of a Mortgage Loan Purchase Agreement dated as of March 30, 1998;

          4. Such Mortgage Note and/or Assignment of Mortgage is not outstanding pursuant to a request for release of Documents;

          5. Aforesaid Mortgage Note and/or Assignment of Mortgage (the "Original") has been lost;

          6. Deponent has made or caused to be made a diligent search for the Original and has been unable to find or recover same;

          7. The Seller was the Seller of the Original at the time of the loss; and

          8. Deponent agrees that, if said Original should ever come into Seller's possession, custody or power, Seller will immediately and without consideration surrender the Original to the Purchaser.

          9. Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or Deed of Trust (strike one) which secures the Note, which Mortgage or Deed of Trust is recorded in the county where the property is located.

          10. Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney's fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that has already purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the "Losses) and (b) if required by any Rating Agency in connection with placing such Lost Note into a Pass-Through Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost Note.

          11. This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. _____________________, a ______________
         corporation represents and warrants that is has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this ____ day, of ___________ 199_.

                                                 SELLER

                                                 By:______________________
                                                 Name:
                                                 Title:


         On this _____ day of ________, 199_, before me appeared
_________________ to me personally known, who being duly sworn did say that he is the _____________________ of ____________________ a ______________
corporation and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said corporation.

Signature:

[Seal]